SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2004

E*TRADE Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11921	94-2844166
(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On May 27, 2004, E*TRADE Financial Corporation issued the following press release:

E*TRADE FINANCIAL Corporation Announces Results of Annual Shareholders Meeting

Shareholders Approve Election of Directors and Ratification of Auditors

NEW YORK, May 27 — E*TRADE FINANCIAL Corporation (NYSE: ET) today announced the results of its Annual Shareholder Meeting held today, May 27, 2004, in Arlington, VA. Over 82 percent of all outstanding shares were voted. Shareholders voted in favor of both proposals on the proxy, including the election of three directors and the ratification of the selection of Deloitte & Touche LLP as the Company’s auditors.

Ronald D. Fisher, Vice-Chairman, SOFTBANK Holdings, Inc., George A. Hayter, Partner, George Hayter Associates, and Donna L. Weaver, Chairman, MxSecure, Inc., were each re-elected to the Company’s Board of Directors for a term that will end at the Company’s Annual Shareholder Meeting in 2007.

The shareholders also ratified the selection of Deloitte & Touche LLP as the Company’s independent public accountants for fiscal year 2004.

The Company’s Corporate Report is currently available at www.etrade.com.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provide financial services including brokerage, banking and lending for retail, corporate and institutional customers. Securities products and services are offered by E*TRADE Securities LLC (Member NASD/SIPC). Bank and lending products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notice

E*TRADE FINANCIAL and the E*TRADE FINANCIAL logo is a registered trademark or trademark of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE Group, Inc. or E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q.

E*TRADE FINANCIAL Media Contact

Pam Erickson

E*TRADE FINANCIAL Corporation

617-296-6080

pam.erickson@etrade.com

E*TRADE FINANCIAL Investor Relations Contact

Adam Townsend

E*TRADE FINANCIAL Corporation

916-463-2889

adam.townsend@etrade.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

Date: May 27, 2004	By:	/s/ RUSSELL S. ELMER
	Name:	Russell S. Elmer
	Title:	Corporate Secretary